EXHIBIT 10.4

PURCHASE, SALE AND CAPITAL CONTRIBUTION AGREEMENT

BETWEEN:

MOXY TRADING LLC

332 Shadow Creek Drive

Brentwood, TN 37027

(“SELLER”)

AND:

VIKING INVESTMENTS GROUP, INC.

1330 Avenue of the Americas, Suite 23A

New York, NY 10019

(“BUYER”)

RE:	PURCHASE AND SALE OF WORKING INTEREST AND OTHER PROPERTY IN AN OIL AND GAS LEASE IN KANSAS

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Purchase Price:	As Per Section 3	Closing Date:	August 1, 2016
		Effective Date:	August 1, 2016

1. CONSIDERATION. The supporting consideration for this Agreement will be the exchange of the Purchase Price for the Property and the agreement to make capital contributions to Seller, and the mutual covenants and agreements contained herein. The Parties stipulate and agree that said consideration is sufficient to support this Agreement.

2. SALE OF PROPERTY. Seller is the owner of certain working interest in and to the oil and gas leases described on Exhibit 'A' attached hereto and incorporated herein by reference (the "Leases"). Seller shall sell, transfer, convey and deliver to Buyer at closing, free and clear of all encumbrances, and Buyer shall purchase and acquire at closing: (a) the entire percentage of the Seller’s working interest in the Leases (the "Working Interests"); and (b) the undivided interest in and to all oil and gas wells, equipment, fixtures and other personal property located upon the Leases and used in connection with oil and gas operations upon the Leases attributable to the Working Interests being purchased by Buyer. The property sold and to be conveyed hereby as hereinabove described may hereinafter be referred to collectively as the "Property."

3. PURCHASE PRICE. Buyer shall purchase a portion of the Property for Thirty Thousand Three Hundred Seventy Five and 00/100 Dollars ($30,375.00) and Seller agrees to make a capital contribution to Buyer of the remainder of the Property in exchange for One Hundred Twelve Thousand Five Hundred (112,500) shares of common stock in Buyer which are currently valued at $0.20 per share being traded under the trading symbol VKIN (the “Shares”).

4. ASSIGNMENT FORM. Seller shall at closing execute an Assignment Agreement and Bill of Sale conveying to Buyer the Property, including, without limitation, the stated Working Interest in and to the Leases. Such Assignment Agreement and Bill of Sale shall be in the form requested by the Buyer.

5. CLOSING. Closing shall be on or before August 1, 2016 at a time and place mutually agreeable to Buyer and Seller. This transaction shall be made effective as of 12:01 a.m. on August 1st, 2016 (the "Effective Time"). At closing Buyer shall tender the full purchase price in collected funds, and shall deliver the agreed upon common stock of Buyer to Seller and Seller shall deliver the fully executed Assignment and Bill of Sale. The respective obligations of each Party to effect the transactions contemplated hereby are subject to the fulfillment or waiver at or prior to closing of the conditions set forth in the paragraphs below:

a.	Financing. Buyer shall have obtained on terms and conditions satisfactory to it all of the financing it needs in order to consummate the purchase of the Property and to fund the working capital requirements of the Buyer after closing; and

b.	Due Diligence. The Buyer shall have conducted and been satisfied with such further due diligence as Buyer deems appropriate to evaluate the viability of the purchase contemplated by this Agreement. During such due diligence process the Seller will give the Buyer and its representatives and professional advisors access to all of the Seller’ properties, facilities, books, documents and records that the Buyer may reasonably request. The Buyer agrees to coordinate its due diligence with the Seller. If the purchase is not completed, upon the written request of the Seller, the Buyer will return to the Seller, or destroy, all information in the Buyer’s possession derived from its due diligence activities and which was not otherwise known by the Buyer.

6. DUE DILIGENCE PERIOD. Buyer may perform any inspections or commission any studies or evaluations of the Property at Buyer's sole cost and expense as part of its due diligence prior to Closing. Such due diligence shall include but not be limited to reservoir studies, title work, surveying, or appraisal.

7. NO BUSINESS RELATIONSHIP. Nothing in this Agreement will be deemed, held, or construed to make either party a partner or associate of the other in the operation of the Leases, or to render either party liable for any debts, liabilities, or obligations incurred by the other party. It is expressly understood and agreed that the relationship between the parties hereto will always be that of vendor and vendee.

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8. SELLERS RETENTION. Seller shall not terminate any operating agreements with respect to the Leases prior to the Closing. Seller shall retain all production from said operations prior to closing and shall pay all expenses and liabilities to the date of closing. All continuing services such as utilities, pumper fees and related expenses shall become on the date of closing Buyer’s liability.

9. TIME IS OF THE ESSENCE. It is very important to the Parties that this sale is performed in a prudent and timely manner. Time is of the essence, thus all things which are required to be done by certain dates must be done, otherwise such failure shall be deemed a material default. If either party breaches this agreement the non-breaching party may elect to declare this null and void and all right of the defaulting party hereunder shall terminate. If the non-breaching party does not exercise its option to terminate this agreement, said non-breaching party may require specific performance and also exercise any other legal rights and remedies available to it, and said non-breaching party shall be entitled to recover from the breaching party its cost, expenses and attorney fees incurred in enforcing the terms of this agreement or pursuing a remedy as a result of the breach of this agreement.

10. POSSESSION AT CLOSING. Possession of the Property shall be on the date of closing and Seller shall have any risk of casualty loss prior to said date, and Buyer the risk of casualty loss on and after that date. Buyer shall be permitted to come upon the Leases to make such inspections of the Property as it may reasonably desire. Nothing shall be removed from the Leases while making such inspections and respect must be paid to the landowner rights.

11. TAXES. All property, ad valorem, severance or other taxes assessed against the Property shall be prorated as of the closing. All such taxes which are currently due or payable shall be paid by Seller prior to closing. Buyer will bear all applicable sales or similar taxes imposed by any state, county, municipal or other governmental entity as a result of this sale.

12. SELLER’S REPRESENTATIONS AND WARRANTIES. This Agreement is made and entered into based upon the belief that the following representations made by Seller are true and will continue to be true as of the date of closing:

a. Title. Seller owns the interest in and to the Property which is to be transferred to Buyer at closing. The title to the Property is such that upon purchase by Buyer, the title to the Property will be free of any encumbrances. "Encumbrances" shall mean any, liens, mortgages, security interests, unitization agreements, pooling agreements, orders to plug wells, penalties for overproduction, or production curtailment orders.

b. Authority to Enter Into This Agreement. (i) Seller have the authority to enter into this Agreement; (ii) its signatories have been properly authorized to enter into this Agreement (including the execution and delivery of any other agreement (including with respect to any Assignment, on the date of that Assignment), document, certificate, or instrument contemplated by this Agreement as to be executed and delivered by Seller) and to perform all of the covenants and agreements contained herein; (iii) Seller are not a party to, subject to, or bound by any agreement or instrument or any statute, regulation, judgment, or decree of any court or governmental body which could at the date of the Closing prevent the performance of any of Seller’s obligations under this Agreement or adversely affect Buyer's Interests obtained in the Property; (iv) to the extent not disclosed, there are no other contracts or agreements relating to the Property; and (v) all suppliers, contractors and subcontractors who have supplied labor or materials upon the Leases have been fully paid.

c. Warranty. Seller warrants that no act or omission by it or any of its agents or employees could give rise to an action or claim of any kind relating to the Property, the operator of the Leases, or to impair the title to the same. The terms "action or claim" as used in this paragraph shall mean any action in tort, contract or regulatory agency claim, by any person or entity.

d. Production. Seller warrants that it is not aware of any facts or circumstances which would cause such production to decline at rates greater than normal and customary decline rates for the Working Interests, and Seller agree to provide current run tickets for all of the Leases to the Buyer within 5 business days of the execution hereof and prior to the Closing Date.

e. Brokers' Fees. Seller has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Buyer, any of its affiliates, or any of Buyer's interests in the Property shall have any liability.

The terms of this paragraph shall survive closing and shall not merge with the assignment and bill of sale executed by Seller and delivered to Buyer at closing. If it is determined at any time prior to closing that any of the above representations is not true or that there is a substantial likelihood that any of the above representations are not true, Buyer shall have the right to cancel this Agreement.

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13. WARRANTIES BY SELLER. In the event Buyer ultimately purchases the Leases and related property, Seller warrants that all the "Representations by Seller" contained in paragraph 12 of this Contract are true and in the event that it is ever determined a representation is not true, Seller will, at Buyer's election, either (1) take the necessary remedial action to make the situation consistent with Seller's representation plus pay to Buyer the difference between the Property as represented and the value of the Property once the problem is identified and remedied; or (2) pay to Buyer an amount equal to the cost of remedying the problem plus the difference between the Property as represented and the value of the Property once the problem is identified and remedied. In addition, Seller shall indemnify Buyer against all actual losses and damages sustained as a result of such breach of Seller's warranty. The terms of this paragraph shall survive closing and shall not merge with the assignment and bill of sale executed by Seller and delivered to Buyer at closing.

14. BUYER'S REPRESENTATIONS AND WARRANTIES. This Agreement is made and entered into based upon the belief that the following representations made by Buyer are true and will continue to be true as of the date of closing:

a. Buyer's Stock. The shares of common stock to be transferred to Seller at Closing represent unimpaired shares of common stock in and to Buyer, which are currently valued at $0.20 per share and are traded under the trading symbol VKIN. Such shares shall be considered restricted securities pursuant to the Securities Act of 1933, as amended, but Buyer warrants that Rule 144 is currently available for the Buyer generally as a safe harbor under Rule 4(a)(1) of the Securities Act of 1933, as amended, as Buyer meets the current information and non-shell requirements therein. Buyer further agrees that Seller shall have piggy-back registration rights as to such shares and that Buyer will include as many of such shares as can be registered pursuant to registration limitations in any Form S-1 registration statement filed by the Buyer during the two years following the Closing Date.

b. Authority to Enter Into This Agreement. (i) Buyer has the authority to enter into this Agreement; (ii) its signatories have been properly authorized to enter into this Agreement (including the execution and delivery of any other agreement (including with respect to any Assignment on the date of that Assignment), document, certificate, or instrument contemplated by this Agreement as to be executed and delivered by Buyer) and to perform all of the covenants and agreements contained herein; (iii) Buyer is not a party to, subject to, or bound by any agreement or instrument or any statute, regulation, judgment, or decree of any court or governmental body which could at the date of the Closing prevent the performance of any of Buyer's obligations under this Agreement or adversely affect Seller's interest obtained in the common stock of Buyer.

c. Accredited Investor. Buyer and will acquire the Property for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act and the rules and regulations thereunder, any applicable state Blue Sky Laws or any other applicable securities laws.

d. Independent Evaluation. Buyer, through their members and their respective affiliates, are sophisticated in the evaluation, purchase, ownership, development, investment in and operation of oil and gas properties. In making its decision to enter into this Agreement and to acquire the subject interest in the Property, Buyer, except to the extent of Seller’s express representations and warranties herein, has relied on its own independent investigation, review and analysis of such information and material as Buyer in its discretion has deemed relevant, which investigation, review and analysis was done by Buyer and their own advisors (including, to the extent deemed necessary by Buyer, legal, tax, economic, environmental, geological and geophysical, engineering and other advisors) and not on any factual representations or opinions of Seller or any representatives or consultants or advisors engaged by or otherwise purporting to represent Seller or any affiliate or principal of Seller.

e. Brokers' Fees. Buyer has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Seller, any of its affiliates, or any of Seller’s interests in the Property shall have any liability.

15. WARRANTIES BY BUYER. Buyer warrants that all the "Representations by Buyer" contained in paragraph 14 of this Agreement are true and in the event that it is ever determined a representation is not true, Buyer will, take the necessary remedial action to make the situation consistent with Buyer's representation, and pay to Seller all lost profits, consequential damages and other expenses incurred while waiting for Buyer to complete said remedial action. In addition, Buyer shall indemnify Seller against all actual losses and damages sustained as a result of such breach of Buyer's warranty including all costs incurred to defend any claims, whether or not such claims are ultimately determined to have been valid. The terms of this paragraph shall survive closing and shall not merge with the documents executed and delivered at closing.

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16. ADJUSTMENTS. The following adjustments shall be made after Closing.

a. Oil, gas and other production from or attributable to the working interest in and to the Leases to be sold to Buyer which is produced prior to the Effective Time shall belong to Seller, and that which is produced on or after the Effective Time shall belong to Buyer, subject to third party revenue and royalty interests. Buyer will assume all responsibility for notifying the purchaser(s) of production of the change of ownership. Seller and Buyer shall execute such documents as may be reasonably required by any purchaser of production.

b. Buyer and Seller will effect a cash adjustment to account for Saleable Oil in any oil storage tank on the Leases at the Effective Time. As of the Effective Time the parties will jointly measure the oil above the commercial draw down valve in storage tanks on the Leases (the "Saleable Oil") and when oil is next sold after the Closing Date the amount allocated to Buyer and Seller shall be divided at that time.

c. The parties shall jointly read utility meters so that utility costs can be allocated pursuant to this Agreement with the adjustment for Seller's share to be made when the utility bill is next received after the Effective Time.

c. Seller shall be responsible for all costs of ownership and operation of the Leases up to the Effective Time, and Buyer shall be responsible for all such costs from and after the Effective Time.

e. If Seller operates the Leases for the benefit of Buyer after the Effective Time, or if Buyer operates the Leases prior to the Effective Time for the benefit of Seller, then the party benefitting from such interregnum operations shall reimburse the operating party for the reasonable costs of such operations, including direct field labor and benefits, contract labor and services, repairs, replacement parts, supplies and fuels.

f. Within 45 days following the Effective Time the parties shall settle and pay the adjustments provided for in this paragraph.

17. CONFIDENTIALITY. Buyer agrees that all information obtained from the examination of Seller’s files and records shall remain confidential. In the event the transactions contemplated by this Agreement are not closed, Buyer will return to Seller all copies of such files and all other information relating to the Property obtained pursuant to this Agreement, except as to that information obtained from records available to the public. This Agreement and the transaction contemplated herein shall be kept confidential and shall not be disclosed to any other party without the written consent of all Parties. Prior to closing, neither party shall make or release any public statements or announcements, including those to the media, concerning this Agreement or any transactions contemplated by this Agreement without the prior written consent of the other. To the extent that either party has a legal obligation or duty to release any public statements or announcements, such announcements shall describe the transaction as one entered into with "an undisclosed Buyer" or "an undisclosed Seller" and shall not specifically describe the Property to he sold or acquired.

18. DISCLAIMERS. The parties hereby stipulate and agree that neither party has made any representations or warranties of any kind to the other which are not expressly included herein. The parties further stipulate and agree that neither of them have entered into this agreement or changed their respective positions based upon any representations or warranties made by the other party which are not expressly included herein.

19. MISCELLANEOUS.

A. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors, heirs, administrator, and assigns. Either Buyer or Seller may assign all or any portion of their rights hereunder to a third party.

B. AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by the Seller and the Buyer.

C. GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of Kansas. The venue of any action shall be in Miami County, Kansas.

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D. MERGER OF PRIOR AGREEMENTS. This Agreement, as may be amended, and the exhibits attached hereto constitute the entire Agreement between Buyer and Seller with respect to the purchase and sale of the Property and supersede all prior Agreements and understandings between the Parties hereto relating to the subject matter hereof.

E. CONSENT OR WAIVER. No consent or waiver, express or implied, by either Party to or of any breach or default by the other Party in the performance of this Agreement shall be construed as a consent or waiver to or of any subsequent breach or default in the performance by such other Party of the same or any other obligations hereunder.

F. COUNTERPARTS. This Agreement may be executed in counterparts and all counterparts shall be considered part of one Agreement binding on all parties hereto.

G. CAPTIONS. Captions herein are for convenience of reference only and in no way define, limit, or expand the scope or intent of this Agreement.

H. SEVERABILITY. In the event that one or more of the provisions hereof shall be held to be illegal, invalid, or unenforceable, such provisions shall be deemed severable and the remaining provisions hereof shall continue in full force and effect.

I. JOINT DRAFTING. The Parties shall be considered joint drafters of this Agreement so as not to construe this contract against one Party as drafter more than the other.

J. SURVIVAL OF TERMS. The terms of this Agreement shall survive Closing and shall not merge with the Assignment and Bill of Sale referenced herein.

K. DEFAULT. Time is of the essence of this Agreement. In the event either Party fails to comply with any of the terms of this Agreement, then this Agreement shall, at the option of the non‑defaulting Party, be terminated. If the non‑defaulting Party does not exercise the option to terminate this Agreement, the non‑defaulting party may require specific performance and also exercise any other legal rights and remedies available under Kansas law. In the event that either party brings suit to enforce the terms of this Agreement or for the breach of any representation or warranty contained herein, the non‑breaching party shall be entitled to recover its cost, expenses and attorney fees incurred in bringing such action and enforcing and collecting any judgment obtained therein from the breaching party.

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In WITNESS WHEREOF THE PARTIES HAVE EXEUCTED THIS AGREEMENT on the ____ day of July, 2016.

SELLER: Moxy Trading LLC

By:	/s/ Robert Lucas
Robert Lucas I have authority to bind the company

BUYER: Viking Investments Group, Inc., a Nevada corporation

By:	/s/ James A. Doris
James A. Doris, President & C.E.O. I have authority to bind the company

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EXHIBIT 'A'

ABC LEASE

Lease Details:

Sec 22, T-17S, R-22E

Legal Description and other details to be provided by the Seller.

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